SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 13, 2011

JINZANGHUANG TIBET PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-53254	26-2443288
(State of other jurisdiction of	(Commission File No.)	(IRS Employer
incorporation or organization		Identification No.)

Harborside Financial Center, 2500 Plaza V, Jersey City, NJ 07303
(Address of principal executive offices) (Zip Code)

201-882-3332
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01         Change in Registrant’s Certifying Accountant

On July 13, 2011 the Board of Directors of Jinzanghuang Tibet Pharmaceuticals, Inc.  approved the dismissal of Paritz & Company, P.A. from its position as the principal independent accountant for Jinzanghuang Tibet Pharmaceuticals.

The audit reports of Paritz & Company, P.A. on Jinzanghuang Tibet Pharmaceutical’s financial statements for each of the past two fiscal years did not contain an adverse opinion or disclaimer of opinion or qualification or modification.  Paritz & Company, P.A. did not, during the applicable periods, advise Jinzanghuang Tibet Pharmaceuticals of any of the enumerated items described in Item 304(a)(1)(iv) of Regulation S-K.

Jinzanghuang Tibet Pharmaceuticals and Paritz & Company, P.A. have not, during Jinzanghuang Tibet Pharmaceuticals’s two most recent fiscal years or any subsequent period through the date of dismissal, had any disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to Paritz & Company, P.A.’s satisfaction, would have caused Paritz & Company, P.A. to make reference to the subject matter of the disagreement in connection with its reports.

Jinzanghuang Tibet Pharmaceuticals has requested Paritz & Company, P.A. to furnish a letter addressed to the Securities Exchange Commission stating whether or not Paritz & Company, P.A. agrees with the statements in this Form 8-K.  A copy of the letter is filed as an exhibit to this 8-K.

On July 13, 2011 Jinzanghuang Tibet Pharmaceuticals retained the firm of De Joya Griffith & Company, LLC to audit Jinzanghuang Tibet Pharmaceuticals’ financial statements for the year ended June 30, 2011.  At no time during the two most recent fiscal years and the subsequent interim period through July 13, 2011, the date of the engagement, did Jinzanghuang Tibet Pharmaceuticals consult with De Joya Griffith & Company, LLC regarding any matter of the sort described above with reference to Paritz & Company, P.A., any issue relating to the financial statements of Jinzanghuang Tibet Pharmaceuticals, or the type of audit opinion that might be rendered for Jinzanghuang Tibet Pharmaceuticals.

Item 9.01         Financial Statements and Exhibits

Exhibits

16.1	Letter from Paritz & Company, P.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JINZANGHUANG TIBET PHARMACEUTICALS, INC.

Dated: July 18, 2011	By:/s/ Xue Bangyi
Xue Bangyi
Chief Executive Officer